For period ended 04/30/2002
File Number 811-4984



Item 77.O     Transactions effected pursuant to Rule 10f-3.


The following Rule 10f-3 transaction was effected by the Emerging Markets Fund:

Security:                  Companhia Vale do Rio Doce
Date of Purchase:          03/20/02
Date Offering commenced:   03/20/02
Purchase price:            24.50
Commission:                .0000
Securities acquired from:  Lazard Freres & Co
Affiliated Underwriter:    Morgan Stanley & Co
Amount purchased:          2450
Total offering:            68511164